UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective January 1, 2011, the Board of Directors (the “Board”) of Nucor Corporation (the “Company”) appointed John J. Ferriola, President and Chief Operating Officer of the Company and elected him to the Board to serve in the class of directors with a term expiring at the Company’s 2012 annual meeting of stockholders. Mr. Ferriola has been Chief Operating Officer of Steelmaking Operations since 2007. He served as an Executive Vice President of Nucor from 2002 to 2007 and a Vice President from 1996 to 2001. He has been employed by the Company in various capacities since 1991.

Daniel R. DiMicco, who has served as the Company’s President and Chief Executive Officer since September 2000 and also as its Chairman since May 2006, will continue to serve as the Company’s Chairman and Chief Executive Officer.

A copy of the news release announcing Mr. Ferriola’s appointment as President and Chief Operating Officer and his election to the Board is furnished as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective January 1, 2011, the Board approved an amendment to Article III, section 1 of the Company’s Bylaws. As amended, section 1 of Article III provides that “[t]he number of directors which shall constitute the whole board of directors shall be not less than three nor more than ten, the precise number to be determined from time to time by resolution of the board of directors.” The Company’s Bylaws previously provided for the Board’s size range to be not less than three nor more than nine directors, as determined by the Board.

The preceding description is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated as of January 1, 2011, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Bylaws of Nucor Corporation, as amended and restated

99.1	News Release of Nucor Corporation, issued January 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUCOR CORPORATION

By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

Dated: January 3, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Bylaws of Nucor Corporation, as amended and restated

99.1	News Release of Nucor Corporation, issued January 3, 2011

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